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                                                                  EXHIBIT 99.1

PROXY                                                                    PROXY

                                 SunSource L.P.
           Special Meeting of Limited Partners to be Held ______, 1997

         This Proxy is solicited on behalf of SDI Partners I, L.P. in its capacity as the general partner (the "General Partner") of SunSource L.P. (the "Partnership"). The undersigned hereby appoints Norman V. Edmonson and Joseph M. Corvino or either of them acting alone in the absence of the other, the attorneys, agents and proxies of the undersigned, with full powers of substitution (the "Proxies"), to attend and act as proxy or proxies of the undersigned at the Special Meeting of Limited Partners (the "Special Meeting") of SunSource L.P. to be held at 2900 One Logan Square, Philadelphia, Pennsylvania on June ___, 1997 at 10:00 a.m., local time, or any adjournment thereof, and to vote as specified herein the number of Class A limited partnership interests and Class B limited partnership interests which the undersigned, if personally present, would be entitled to vote.

     1. Approval of Agreement and Plan of Conversion. Approval of the Agreement and Plan of Conversion dated as of May __, 1997 by and among SunSource Inc., the Partnership, LPSub Inc., Lehman/SDI, Inc. and the limited partners of the General Partner.

             FOR / /              AGAINST / /                ABSTAIN / /

              THE GENERAL PARTNER RECOMMENDS A VOTE FOR PROPOSAL NO. 1.

     2. Other Business. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.


   IMPORTANT - PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.
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         This Proxy when properly executed will be voted as specified. If no instruction is specified with respect to the matter to be acted upon, the shares represented by the Proxy will be voted "FOR" the approval of the Agreement and Plan of Conversion. If any other business is properly presented at the Special Meeting, this Proxy confers authority to and shall be voted in accordance with the recommendations of the General Partner. This Proxy is solicited on behalf of the General Partner, and may be revoked prior to its exercise by filing with the Secretary of the General Partner a duly executed proxy bearing a later date or an instrument revoking this Proxy, or by attending the meeting and electing to vote in person.

         Please sign exactly as name or names appear on this Proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian or corporate officer, please give full title.



                             DATE                                  , 1997
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                             SIGNATURE

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                             SIGNATURE

      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.